Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 1998 included in Artesyn Technologies, Inc.'s (formerly known as Computer Products, Inc.) Form 10-K for the fiscal year ended January 2, 1998 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
July 9, 1998



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